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                                                                   Exhibit 10.15

                            SERP ASSUMPTION AGREEMENT

         THIS AGREEMENT, is made and entered into as of the 15th day of January 1993 by and between OnBank, a stock-form savings bank, organized and existing under the laws of the State of New York, OnBank & Trust Co., a New York trust company ("O&T") and ONBANCorp, Inc. ("ONBANCorp"), a Delaware corporation, and ROBERT J. BENNETT, residing at 8407 Pewter Lane, Manlius, New York 13104 ("Mr. Bennett").
         WHEREAS, pursuant to a Stock Purchase Agreement, dated February 21, 1992, between Midlantic Corporation and ONBANCorp and a Plan of Conversion, dated March 26, 1992, ONBANCorp became the owner, effective as of January 1, 1993, of one hundred percent (100%) of the outstanding stock of O&T; and
         WHEREAS, OnBank and O&T have reorganized pursuant to a Plan of Reorganization dated as of January 15, 1993, ("Reorganization"); and
         WHEREAS, prior to the Reorganization, Mr. Bennett was employed by OnBank and ONBANCorp as Chairman, President and Chief Executive
Officer of each corporation; and
         WHEREAS, subsequent to the reorganization Mr. Bennett also became employed by O&T as Chairman, President and Chief Executive Officer;
and
         WHEREAS, pursuant to our agreement dated January 1, 1991, a copy of which is attached hereto and made a part hereof ("SERP Agreement") ONBANCorp and OnBank agreed to provide Mr. Bennett certain supplemental employee retirement benefits on his retirement; and

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         WHEREAS, it is the intention of the parties hereto that, as a result of the Acquisition and Reorganization, Mr. Bennett's duties would be expanded to include services as Chairman, President and Chief Executive Officer of O&T, and that his rights under the SERP Agreement on termination of employment would not be diminished.
         NOW, THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, it is agreed as follows:
         1. Assumption of OnBank's Obligations. O&T hereby assumes all obligations of OnBank under the SERP Agreement.
         2. Terms and Conditions of Assumed Agreement. In reading the SERP Agreement subsequent to its assumption by O&T for the purposes of determining the rights and obligations between Mr. Bennett, O&T and ONBANCorp concerning Mr. Bennett's rights to a supplemental payment on retirement, the term "Bank or OnBank" when used in the SERP Agreement for the purpose of determining the benefits thereunder and for all other purposes shall mean "O&T" and/or "OnBank".
         3. Joint and Several Liability. ONBANCorp, OnBank and O&T shall be jointly and severally liable for payments due to Mr. Bennett under the SERP Agreement provided, however, neither ONBANCorp nor O&T shall be liable to pay any amount or provide any benefit to the extent Mr. Bennett has received payment for such amount or been provided the benefit by the other party.


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         4. Binding Effect. This Agreement shall inure to the benefit of and be binding upon Mr. Bennett, his legal representatives and testate or intestate distributees and upon OnBank, O&T and ONBANCorp and the successors and assigns, including any and all successors by merger or by consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of OnBank or ONBANCorp may be sold or otherwise transferred.
         5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New
York.
         6. Headings. The headings on the sections in this Agreement are for convenience of reference only, and are not intended to qualify the meaning of any section.
         7. Entire Agreement/Modifications. This Agreement and the SERP Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersede in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.



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         IN WITNESS WHEREOF, OnBank, O&T and ONBANCorp have caused this
Agreement to be executed, and Mr. Bennett has hereunto set his hand all as of the day and year first above first written.
                                          /s/ Robert J. Bennett
                                         Robert J. Bennett

                                         OnBank
                                         By: /s/ William F. Allyn
                                          Chairman Compensation Committee

                                         Onbank & Trust Co.
                                         By: /s/ William F. Allyn
                                          Chairman Compensation Committee

                                         ONBANCorp, Inc.
                                         By: /s/ William F. Allyn
                                          Chairman Compensation Committee






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                   SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

         THIS SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January 1991, by and between ONONDAGA SAVINGS BANK, a stock-form savings bank organized and existing under the laws of the State of New York and having its executive offices at 101 South Salina Street, Syracuse, New York 13202 ("Bank" or "OnBank"), ONBANCorp, Inc., a corporation organized and existing under the laws of the State of Delaware ("BANCorp" or "ONBANCORP") and ROBERT J. BENNETT, with an address at 8407 Pewter Lane, Manlius, New York 13104 ("Mr. Bennett").
         WHEREAS, on June 29, 1987, the Board of Trustees of the Bank elected Mr. Bennett to serve as President and Chief Operating Officer of the Bank; and
         WHEREAS, Mr. Bennett had been previously employed by Boatmen's Bancshares, Inc. of St. Louis, Missouri ("Boatmen's") since 1975; and
         WHEREAS, the Bank was reorganized pursuant to an Agreement and Plan of Reorganization dated as of January 31, 1989, the sole purpose of which was to establish the Bank as a wholly owned subsidiary of BANCorp; and
         WHEREAS, in accordance with the terms and conditions of an employment agreement effective as of September 1, 1990 between Bank, BANCorp and Mr. Bennett ("Employment Agreement"), Mr. Bennett has

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agreed to continue in the service of the Bank and BANCorp; and
         WHEREAS, the Bank and BANCorp recognize that Mr. Bennett, by agreeing to leave Boatmen's and enter the service of the Bank and BANCorp, forfeited the accrual of any further retirement benefits payable to him under Boatmen's Bancshares, Inc. Retirement Plan for Employees ("Boatmen's Retirement Plan"); and
         WHEREAS, Mr. Bennett will be eligible to participate in the Retirement Plan of ONBANCorp, Inc. in RSI Retirement Trust on the basis of years of service credits he accumulates with the Bank only and without regard to his years of service credits at Boatmen's; and
         WHEREAS, Sections 415 and 401(a)(17) of the Internal Revenue Code Limit the retirement benefit payable to Mr. Bennett to a lower percentage of the average of his highest three years of compensation than is payable to lower compensated employees; and
         WHEREAS, the Bank wishes to compensate Mr. Bennett for any reduction in retirement benefits he might experience resulting from his break in service between Boatmen's and the Bank and the limits imposed by Internal Revenue Code Sections 415 and 401(a)(17);
         NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations hereinafter set forth, the Bank, BANCorp and Mr. Bennett hereby agree as follows:
         1. Supplemental Benefits. In the event Mr. Bennett becomes eligible to receive a Normal Retirement Benefit pursuant to the Retirement Plan of ONBANCorp, Inc. in RSI Retirement Trust or any

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successor retirement plan ("Qualified Plan"), he shall be eligible to receive a
Supplemental Normal Retirement Benefit pursuant to section 2 of this Agreement. In the event Mr. Bennett is entitled to a death benefit pursuant to the Qualified Plan and is survived by a spouse, his surviving spouse shall be entitled to receive a Supplemental Death Benefit pursuant to section 3 of this Agreement.
         2.  Supplemental Normal Retirement Benefit.
                2.1 Amount. The Supplemental Normal Retirement Benefit payable to Mr. Bennett hereunder shall be in the form of a straight life annuity over the lifetime of Mr. Bennett only and shall be a monthly amount equal to the following:

                A. The monthly amount of the Normal Retirement Benefit which Mr. Bennett would have been entitled to under the Qualified Plan, if such benefit were computed using Mr. Bennett's twelve (12) years of service with Boatmen's and his initial year of service with OnBank in addition to his creditable years of service with the Bank and/or BANCorp in determining the amount of such Normal Retirement Benefit and without giving effect to the limitations on benefits imposed by Internal Revenue Code Sections 415 and 401(a)(17); less

                B. The sum of (1) the monthly amount of the Normal Retirement Benefit actually payable to Mr. Bennett under the Qualified Plan, plus (2) the amount of the monthly retirement benefit payable to Mr. Bennett as a straight life annuity commencing at age 65 under Boatmen's Retirement Plan or any successor plan.

                2.2 Liability for Payment. Bank and BANCorp shall be jointly and severally liable for payments due to Mr. Bennett under this Agreement, provided, however, neither the Bank or BANCorp shall

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be liable to pay any amount to the extent Mr. Bennett has received payment for such amount by the other party.
                2.3 Form of Benefit. The Supplemental Normal Retirement Benefit payable to Mr. Bennett shall be paid at the same time and in the same form under which the Normal Retirement Benefit under the Qualified Plan is payable to Mr. Bennett. Mr. Bennett's election under the Qualified Plan of any optional form of payment of his Normal Retirement Benefit (with the valid consent of his surviving spouse, where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Normal Retirement Benefit.
                2.4 Commencement of Benefit. Payment of the Supplemental Retirement Benefit shall commence on the same date as payment of the Normal Retirement Benefit under the Qualified Plan. Any election under the Qualified Plan made by Mr. Bennett with respect to the commencement of payment of the Normal Retirement Benefit will also be applicable with respect to the commencement of payment of his Supplemental Normal Retirement Benefit.
                2.5 Actuarial Equivalent. A Supplemental Normal Retirement Benefit which is payable in any form other than a straight life annuity over the lifetime of Mr. Bennett, commencing at age 65, shall be the actuarial equivalent of the Supplemental Normal Retirement Benefit set forth in section 2.1 of this Agreement as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to the determination of the amount of the Normal

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Retirement Benefit on the date of commencement for payment hereunder.
         3. Supplemental Death Benefit. The Supplemental Death Benefit payable to Mr. Bennett's surviving spouse shall be a monthly amount equal to fifty (50%) percent of the monthly benefit determined under Section 2.1 of this Agreement as though his employment with the Bank terminated on his date of death. This benefit will be payable for the remaining life of his surviving spouse.
         4. Vesting. Mr. Bennett's contractual rights to the payments pursuant to Sections 2.1 and 3 of this Agreement shall vest at the rate of twenty (20%) percent per year of service, which years of service shall be computed in accordance with the rules set forth in the Qualified Plan. Notwithstanding the foregoing, should Mr. Bennett's employment with the Bank and BANCorp terminate in such a manner that it qualifies as a Termination of Employment with Additional Bank and BANCorp Liability under section 10 of the Employment Agreement, Mr. Bennett shall have an immediate and fully vested contractual right to the Supplemental Normal Retirement Benefit pursuant to Section 2.1 of this Agreement.
         5.  Miscellaneous.
                5.1 Rights to Employment. Notwithstanding anything to the contrary, nothing herein shall confer Mr. Bennett with any right to continued employment with the Bank, nor shall it interfere in any way with the rights of the parties to terminate the employment relationship.

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                5.2 Withholding. Taxes shall be withheld and paid over to a fiscal authority or authorities within or without the United States in accordance with the applicable laws in effect at the time of the payment of benefits.
                5.3 Funding. The Bank reserves the rights in its discretion to establish or not establish a separate account or other vehicle to fund the benefits hereunder. In the event the Bank should set aside funds to cover its obligations under this contract, Mr. Bennett and his wife shall have no rights to such funds other than those of a general creditor of the Bank. No rights under this contract shall be transferable other than by will or the laws of descent and distribution.
                        5.4 Binding Effect. This agreement shall inure to the benefit of and be binding upon Mr. Bennett and the Bank and/or BANCorp, their successors and assigns, including any and all successors by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank and/or BANCorp may be sold or otherwise transferred.
                        5.5 Applicable Law. This contract shall be governed by and construed in accordance with the laws of the State of New York without reference to its principle of conflict of laws.



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         IN WITNESS WHEREOF, the Bank and BANCorp has caused this Agreement to be executed and Mr. Bennett has hereunto set his hand, all as of the day and year first above written.

                                                 /s/ Robert J. Bennett
                                                   Robert J. Bennett

ATTEST:                                          ONONDAGA SAVINGS BANK (OnBank)

By /s/ David M. Dembowski                     By /s/ William J. Donlon
      Secretary                                   William J. Donlon, Chairman
                                                  Compensation and Stock
         [Seal]                                   Option Committee
ATTEST:
By /s/ David M. Dembowski                     By /s/ William J. Donlon
          Secretary                               William J. Donlon, Chairman
                                                  Compensation and Stock
                                                  Option Committee
          [Seal]

STATE OF NEW YORK   )
                    )  ss:
COUNTY OF ONONDAGA  )

         On this 28th day of January, 1991, before me personally came ROBERT J. BENNETT, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at 8407 Pewter Lane, Manlius, New York and that he signed his name to the foregoing instrument.

                                                      /s/ Clayton H. Hale
                                                      Notary Public

STATE OF NEW YORK   )
                    )   ss:
COUNTY OF ONONDAGA  )

         On this 28th day of January, 1991, before me personally came William J. Donlon, to me known, who, being by me duly sworn, did depose to say that he resides at 4824 Cavalry Green Drive, Fayetteville, New York; that he is Chairman, Compensation and Stock Option Committee of ONONDAGA SAVINGS BANK (OnBank), the savings bank

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described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal;
that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.

                                                       /s/ Clayton H. Hale
                                                       Notary Public

STATE OF NEW YORK     )
                      )   ss:
COUNTY OF ONONDAGA    )

         On this 28th day of January, 1991, before me personally came William J. Donlon, to me known, who, being by me duly sworn, did depose and say that he resides at 4824 Cavalry Green Drive, Fayetteville, New York; that he is Chairman, Compensation and Stock Option Committee of ONBANCorp, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                                       /s/ Clayton H. Hale
                                                       Notary Public

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